Subject to Completion: PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated February 27, 2003)
                                 Preliminary Prospectus Supplement
                                  dated February 6, 2006
Bearish Callable Notes

UBS AG $__ NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX DUE ON OR ABOUT MARCH 7, 2008

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   We currently expect that the Notes will mature
                                 on or about March 7, 2008 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:                The return on the Notes is linked to the
                                 performance of the PHLX Housing Sector(SM)
                                 Index (the "Index"). The Index is designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction markets.

Call Feature:                    The Notes will be called if the closing level
                                 of the Index on either Observation Date is below the Index Starting Level.

Observation Dates:               February 28, 2007 and February 29, 2008.

Called Return if Notes           If we call the Notes you will receive the Call
are called:                      Price for the applicable Observation Date. The
                                 Call Price is equal to $10 x (1 + Called
                                 Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 19.0% and 21.0% per annum, to be determined on or about February 21, 2006
                                 (the "trade date"):


                                                                 CALLED RETURN                 CALL PRICE
                                   OBSERVATION DATE       (ASSUMING 20.0% PER ANNUM)          (PER $10.00)
                                 ---------------------------------------------------------------------------
                                  February 28, 2007                  20.0%                      $12.000
                                  February 29, 2008                  40.0%                      $14.000

Settlement Amount if             At maturity, if we do not call the Notes, you
Notes are NOT called:            will receive a cash payment per $10 principal
                                 amount of your Notes equal to the GREATER of:

                                    (i) $5.00 OR (ii) $10.00 x (1-INDEX RETURN).

                                 IF THE NOTES ARE NOT CALLED, YOU WILL LOSE SOME OF YOUR INVESTMENT. SPECIFICALLY, FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

                                 For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

Index Return:                    Index ending level - Index starting level
                                 -----------------------------------------
                                           Index starting level

Index Starting Level:            __, the closing level of the Index on the trade
                                 date.

Index Ending Level:              The closing level of the Index on or about
                                 February 29, 2008 (the "final valuation date").

No Listing:                      The Notes will not be listed or displayed on
                                 any securities exchange, the Nasdaq National
                                 Market System or any electronic communications network.

CUSIP Number:                    __

SEE "RISK FACTORS" BEGINNING ON PAGE S-6 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ...........
Total ..............

UBS INVESTMENT BANK          UBS FINANCIAL SERVICES INC.              [UBS LOGO]

Prospectus Supplement dated February __, 2006

Prospectus Supplement Summary


THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE BEARISH CALLABLE NOTES?

The Bearish Callable Notes (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 50% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept that they will receive a positive return on their Notes only if the Index closes below the Index Starting Level on an Observation Date including the final valuation date. Investors must also be willing to forego interest payments on the Notes.

The Notes will be called if the closing level of the Index on either Observation Date is below the Index Starting Level. If we call the Notes, you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 X (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 19% and 21% per annum, to be determined on the Trade Date.

If the Notes are not called, at maturity you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. Therefore, if the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10% on the Notes.

FOR EVERY 1% INCREASE IN THE INDEX FROM THE INDEX STARTING LEVEL OVER THE TERM OF THE NOTES, YOU WILL LOSE 1% OF YOUR PRINCIPAL AMOUNT, UP TO A MAXIMUM LOSS ON THE NOTES OF 50%.

For a description of how the Index Return and your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of February 2, 2006:

    TICKER        NAME                           % WEIGHT      PRIMARY EXCHANGE
    ------        ----                           --------      ----------------
     ASD       American Standard Cos Inc           4.42%             NYSE
     BZH       Beazer Homes USA Inc                4.93%             NYSE
     CTX       Centex Corp                         4.95%             NYSE
     CHB       Champion Enterprises Inc            3.77%             NYSE
     DHI       DR Horton Inc                       6.25%             NYSE
     HOV       Hovnanian Enterprises Inc           7.19%             NYSE

    TICKER        NAME                           % WEIGHT      PRIMARY EXCHANGE
    ------        ----                           --------      ----------------
     KBH       KB Home                             5.14%             NYSE
     LEN       Lennar Corp                         5.81%             NYSE
     MAS       Masco Corp                          7.11%             NYSE
     MDC       MDC Holdings Inc                    3.82%             NYSE
     MTH       Meritage Homes Corp.                0.90%             NYSE
     PMI       The PMI Group Inc                   3.72%             NYSE
     PHM       Pulte Homes Inc                     5.61%             NYSE
     RDN       Radian Group Inc                    2.95%             NYSE
     RYL       Ryland Group Inc                    3.97%             NYSE
     SPF       Standard-Pacific Corp               4.64%             NYSE
     TIN       Temple-Inland Inc                   4.92%             NYSE
     TOL       Toll Brothers Inc                   5.48%             NYSE
     VMC       Vulcan Materials Co                 4.49%             NYSE
     WY        Weyerhaeuser Co                     9.94%             NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

We have included a table and a graph showing the month-end closing level of the Index from January 2002 through December 2005 in the section entitled "The PHLX Housing Sector(SM) Index--Historical Data on the PHLX Housing Sector(SM) Index" on page S-12.

We have provided this information to help you evaluate the behavior of the Index in various economic environments; however, this information is not necessarily indicative of how the Index will perform in the future.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 50% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Notes are called because the Index has closed below the Index Starting Level on an Observation Date.

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index Return; however, you will not lose more than 50% of your principal amount regardless of the performance of the Index.

> CALLABLE--The Notes must be called if the Index closes below the Index Starting Level on either Observation Date, including the final valuation date.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-6.

> You may lose up to 50% of your principal--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> THE CALL FEATURE LIMITS YOUR POTENTIAL RETURN--The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as February 28, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 20% (assuming a Called Return of 20%).

> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index will close below the Index Starting Level on an Observation Date (and therefore you will receive a POSITIVE return on your investment).

> You seek an investment that offers protection for 50% of the principal amount of the Notes.

> You are willing to invest in Notes that will be called on either Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index will not close below the Index Starting Level on either Observation Date and that at maturity the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You are not willing to make an investment where you could lose up to 50% of your principal amount.

> You seek an investment whose return is not limited to the pre-specified Called Return, a simple return of between 19% and 21% per annum (to be determined on the trade date).

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

> You are unable or unwilling to hold Notes that may be called on either Observation Date on which the Index closes above the Index Starting Level or otherwise to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize capital gain or loss upon the maturity of your Notes (or upon the sale, exchange, call or other disposition of your Notes prior to maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally should be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-34.

HOW TO DETERMINE THE RETURN ON THE NOTES

Set forth below is an explanation of the steps necessary to determine the return on the Notes.

IF THE NOTES ARE CALLED PRIOR TO MATURITY:

The Notes will be called if the closing level of the Index is below the Index Starting Level on either Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 X (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 19.0% and 21.0% per annum, to be determined on the Trade Date:

                                       CALLED RETURN               CALL PRICE
         OBSERVATION DATE        (ASSUMING 20.0% PER ANNUM)       (PER $10.00)
        ------------------------------------------------------------------------
        February 28, 2007                  20.0%                    $12.000
        February 29, 2008                  40.0%                    $14.000

IF THE NOTES ARE NOT CALLED PRIOR TO MATURITY:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

     The Index Return is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                        Index ending level - Index starting level
         Index Return = -----------------------------------------
                                 Index starting level

     where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

The principal amount will be reduced by the Index Return up to the maximum loss on the Notes of 50% and your return will be equal to the greater of: (i) $5.00 or (ii) $10.00 x (1 - Index Return).

HOW DO THE NOTES PERFORM AT MATURITY?
HYPOTHETICAL EXAMPLES
ASSUMPTIONS:

Principal amount of the Notes:              $10.00
Index Starting Level:                       250
Called Return:                              20.0% per annum (indicative, actual
                                            Called Return will be set on the
                                            trade date)

EXAMPLE 1

NOTES ARE CALLED 1 YEAR AFTER TRADE DATE
Index Starting Level:                      250
Index Level at February 28, 2007:          240 (BELOW INITIAL LEVEL,
                                           NOTES ARE CALLED)
CALL PRICE (PER $10.00):                   $12.00

THE INDEX CLOSES BELOW THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, SO THE NOTES ARE CALLED AFTER ONE YEAR. INVESTORS RECEIVE A TOTAL OF $12.00 PER $10.00 PRINCIPAL AMOUNT (20% TOTAL 1-YEAR RETURN ON NOTES).

EXAMPLE 2

NOTES ARE CALLED AT MATURITY
Index Starting Level:                      250
Index Level at February 28, 2007:          275 (above initial level,
                                           Notes NOT called)
Index Level at February 29, 2008:          225 (BELOW INITIAL LEVEL,
                                           NOTES ARE CALLED)
CALL PRICE (PER $10.00):                   $14.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE, AND CLOSES BELOW THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE, SO THE NOTES ARE CALLED AFTER TWO YEARS. INVESTORS RECEIVE A TOTAL OF $14.00 PER $10.00 PRINCIPAL AMOUNT (40.0% TOTAL 2-YEAR RETURN ON NOTES).

EXAMPLE 3

NOTES ARE NOT CALLED
Index Starting Level:                      250
Index Level at February 28, 2007:          275 (above initial level,
                                           Notes NOT called)
Index Level at February 29, 2008:          300 (above initial level,
                                           Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):            THE GREATER OF (i) $5.00 OR
                                           (ii) $10.00 x (1 - INDEX
                                           RETURN) = $8.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 20% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $8.00 PER $10.00 PRINCIPAL AMOUNT (-20% TOTAL 2-YEAR RETURN ON THE NOTES).

EXAMPLE 4

NOTES ARE NOT CALLED
Index Starting Level:                      250
Index Level at February 28, 2007:          325 (above initial level,
                                           Notes NOT called)
Index Level at February 29, 2008:          425 (above initial level,
                                           Notes NOT called)
SETTLEMENT AMOUNT (PER $10.00):            THE GREATER OF (i) $5.00 OR
                                           (ii) $10.00 x (1 - INDEX
                                           RETURN) = $5.00

THE INDEX CLOSES ABOVE THE INDEX STARTING LEVEL ON THE FIRST OBSERVATION DATE AND 70% ABOVE THE INDEX STARTING LEVEL ON THE FINAL OBSERVATION DATE, THE FINAL VALUATION DATE. THE NOTES ARE NOT CALLED OVER THEIR TERM. INVESTORS RECEIVE A TOTAL OF $5.00 PER $10.00 PRINCIPAL AMOUNT. SINCE THE MAXIMUM LOSS ON THE NOTES IS 50%, INVESTORS RECEIVE ONLY 50% OF THEIR ORIGINAL INVESTMENT ON THE NOTES.

--------------------------------------------------------------------------------


Risk Factors

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. If the Notes are not called, your cash payment at maturity will be based on the Index Return and you will receive a negative return on your investment. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, THE PAYMENT AT MATURITY WILL BE REDUCED BY 1% FOR EVERY 1% GAIN IN THE INDEX, SUBJECT TO A MAXIMUM LOSS OF UP TO 50% OF YOUR PRINCIPAL AMOUNT.

See "How to determine the return on the Notes" on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 50% of the principal amount of your Notes.

YOUR APPRECIATION POTENTIAL IS LIMITED TO THE CALLED RETURN.

The appreciation potential of the Notes is limited to the pre-specified Called Return, regardless of the performance of the Index. In addition, since the Notes could be called as early as February 28, 2007, the first Observation Date, the term of your investment could be as short as one year and your total return on the Notes could be only 20% (assuming a Called Return of 20%).

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

RISK FACTORS
--------------------------------------------------------------------------------


> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

CHANGES TO THE INDEX COULD AFFECT THE MARKET VALUE OF THE NOTES, THE PROBABILITY OF THE NOTES BEING CALLED OR THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the probability of the Notes being called or the amount payable on the Notes at maturity, and the market value of the Notes prior to call or maturity. The probability of the Notes being called or the amount payable on the Notes at maturity, and their market value could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the level of the Index on an Observation Date or market value of the Notes. If events such as these occur, or if the Index ending level or the closing level of the Index on either Observation Date are not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level, the closing level of the Index on either Observation Date or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed in "The PHLX Housing Sector(SM) Index" on page S-11) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it

RISK FACTORS
--------------------------------------------------------------------------------


may become difficult to determine the market value of the Notes, whether the Notes must be called on either Observation Date, or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the closing level of the Index on either Observation Date and/or the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-32, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, decrease the probability that the Notes are called on an Observation Date and the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------


THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes and the probability of the Notes being called or the amount payable at maturity.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-34, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX CLOSING LEVEL ON AN OBSERVATION DATE OR THE CALL SETTLEMENT DATE IF A MARKET DISRUPTION EVENT OCCURS ON AN OBSERVATION DATE AND CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The calculation agent may postpone the determination of the Index closing level on an Observation Date if the calculation agent determines that a market disruption event has occurred or is continuing on an Observation Date. The calculation agent may also postpone the determination of the Index ending level if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will an Observation Date or the final valuation date be postponed by more than ten business days. As a result, a possible call of the Notes or the maturity date for the Notes could also be postponed, although not by more than ten business days.

RISK FACTORS
--------------------------------------------------------------------------------


If the determination of the closing level of the Index on an Observation Date or the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-28.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment upon a call of or at maturity of the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-31. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on an Observation Date or on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent could determine whether the Notes must be called on an Observation Date or the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------


The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The PHLXsplit the level of the Index in half on February 1, 2006. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc. (BZH); Centex Corporation
(CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation (LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); Meritage Homes Corp. (MTH); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc.
(TIN); Toll Brothers, Inc. (TOL); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-13.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of February 2, 2006:

    TICKER          NAME                         % WEIGHT      PRIMARY EXCHANGE
    ------          ----                         --------      ----------------
     ASD         American Standard Cos Inc         4.42%             NYSE
     BZH         Beazer Homes USA Inc              4.93%             NYSE
     CTX         Centex Corp                       4.95%             NYSE
     CHB         Champion Enterprises Inc          3.77%             NYSE
     DHI         DR Horton Inc                     6.25%             NYSE
     HOV         Hovnanian Enterprises Inc         7.19%             NYSE
     KBH         KB Home                           5.14%             NYSE
     LEN         Lennar Corp                       5.81%             NYSE
     MAS         Masco Corp                        7.11%             NYSE
     MDC         MDC Holdings Inc                  3.82%             NYSE
     MTH         Meritage Homes Corp               0.90%             NYSE
     PMI         The PMI Group Inc                 3.72%             NYSE
     PHM         Pulte Homes Inc                   5.61%             NYSE
     RDN         Radian Group Inc                  2.95%             NYSE
     RYL         Ryland Group Inc                  3.97%             NYSE
     SPF         Standard-Pacific Corp             4.64%             NYSE
     TIN         Temple-Inland Inc                 4.92%             NYSE
     TOL         Toll Brothers Inc                 5.48%             NYSE
     VMC         Vulcan Materials Co               4.49%             NYSE
     WY          Weyerhaeuser Co                   9.94%             NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on February 2, 2006 was 261.24. The actual Index starting level will be the closing level of the Index on the trade date. The performance information presented below reflects the split in the level of the Index which took effect February 1, 2006.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through January 2006.

                2002         2003        2004         2005       2006
               -------     --------    --------     --------   --------
January                     110.04      176.68       234.30     268.71
February                    109.39      192.27       251.99
March                       107.47      200.32       239.27
April                       123.01      183.46       232.84
May                         139.04      185.85       252.60
June                        140.42      190.65       266.04
July           124.74       142.10      183.21       287.78
August         122.38       150.73      191.22       271.03
September      105.74       152.73      203.99       269.20
October        109.54       175.67      197.74       242.79
November       116.72       180.93      209.47       256.95
December       112.39       183.18      234.66       259.04

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


The following graph sets forth the historical performance of the Index presented in the preceding table.

  [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT.]

           2002        124.74
                       122.38
                       105.74
                       109.54
                       116.72
                       112.39

           2003        110.04
                       109.39
                       107.47
                       123.01
                       139.04
                       140.42
                        142.1
                       150.73
                       152.73
                       175.67
                       180.93
                       183.18

           2004        176.68
                       192.27
                       200.32
                       183.46
                       185.85
                       190.65
                       183.21
                       191.22
                       203.99
                       197.74
                       209.47
                       234.66

           2005         234.3
                       251.99
                       239.27
                       232.84
                        252.6
                       266.04
                       287.78
                       271.03
                        269.2
                       242.79
                       256.95
                       259.04
                       268.71

       2/2/2006        261.24

Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2000 through January 2006 (or from the first month-end for which that data is available) as of February 2, 2006. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       17.20     January     21.57   January        22.22   January        35.40   January       40.04     January    36.00
February      18.88     February    21.77   February       22.84   February       36.32   February      45.80
March         19.69     March       23.58   March          22.92   March          37.92   March         46.48
April         20.08     April       24.90   April          23.73   April          35.06   April         44.71
May           22.21     May         25.17   May            24.66   May            37.52   May           42.80
June          20.03     June        25.03   June           24.64   June           40.31   June          41.92
July          22.68     July        23.84   July           25.47   July           37.89   July          44.28
August        23.28     August      23.88   August         26.73   August         37.61   August        45.60
September     18.33     September   21.21   September      28.08   September      38.91   September     46.55
October       19.30     October     22.23   October        31.90   October        36.57   October       38.04
November      21.17     November    24.83   November       33.23   November       38.94   November      38.08
December      22.74     December    23.71   December       33.57   December       41.32   December      39.95

The closing price on February 2, 2006 was $37.19.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH". Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       15.97     January     26.70   January        19.18   January        31.08   January       49.50     January    72.84
February      15.23     February    30.18   February       19.45   February       35.63   February      57.31
March         13.10     March       25.85   March          19.60   March          35.30   March         49.86
April         19.47     April       29.51   April          23.42   April          32.82   April         45.60
May           20.00     May         26.07   May            28.27   May            33.59   May           53.46
June          21.16     June        26.67   June           27.83   June           33.44   June          57.15
July          24.32     July        20.79   July           25.72   July           31.13   July          65.44
August        21.63     August      21.39   August         27.71   August         32.55   August        62.44
September     16.20     September   20.35   September      28.13   September      35.63   September     58.67
October       15.22     October     21.91   October        33.17   October        36.59   October       57.95
November      22.33     November    21.26   November       35.57   November       41.33   November      69.97
December      24.39     December    20.20   December       32.55   December       48.74   December      72.84

The closing price on February 2, 2006 was $68.56.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       18.20     January     26.51   January        23.58   January        47.76   January       61.31     January    71.39
February      18.34     February    26.04   February       24.64   February       53.40   February      63.59
March         18.56     March       23.14   March          24.23   March          54.06   March         57.27
April         19.23     April       25.09   April          29.42   April          47.95   April         57.72
May           16.61     May         23.95   May            34.60   May            48.49   May           65.48
June          18.16     June        25.75   June           34.67   June           45.75   June          70.67
July          20.96     July        21.37   July           32.73   July           42.42   July          73.98
August        19.52     August      22.50   August         34.02   August         45.77   August        67.75
September     15.03     September   19.76   September      35.12   September      50.46   September     64.58
October       17.05     October     20.27   October        43.97   October        51.94   October       64.35
November      20.14     November    22.43   November       49.34   November       52.47   November      71.85
December      25.44     December    22.37   December       48.55   December       59.58   December      71.49

The closing price on February 2, 2006 was $67.91.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        7.05     January     12.36   January         2.95   January         6.68   January       10.79     January    13.71
February       5.50     February     8.83   February        2.06   February       10.65   February      10.35
March          5.15     March        8.00   March           1.84   March          10.60   March          9.40
April          8.05     April        8.30   April           2.42   April          10.89   April          9.44
May           10.62     May          8.02   May             3.55   May             9.35   May            9.73
June          11.38     June         5.62   June            5.18   June            9.18   June           9.94
July          10.90     July         4.02   July            6.49   July            9.73   July          12.06
August        10.50     August       2.68   August          7.25   August          9.63   August        13.35
September      6.95     September    2.94   September       6.35   September      10.29   September     14.78
October        8.81     October      2.32   October         7.10   October        10.89   October       13.88
November      12.07     November     3.65   November        7.22   November       11.48   November      14.47
December      12.31     December     2.85   December        7.00   December       11.82   December      13.62

The closing price on February 2, 2006 was $13.30.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI". Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        7.07     January     12.48   January         9.55   January        21.08   January       29.84     January    37.32
February       6.85     February    13.30   February        9.16   February       23.84   February      32.82
March          7.05     March       12.57   March           9.60   March          26.57   March         29.24
April          8.07     April       12.90   April          11.85   April          21.60   April         30.50
May            6.87     May         12.26   May            13.15   May            21.68   May           34.57
June           7.57     June        13.02   June           14.05   June           21.30   June          37.61
July           9.18     July        11.10   July           14.08   July           20.72   July          41.08
August         8.41     August      10.38   August         15.56   August         23.21   August        36.92
September      6.95     September    9.31   September      16.35   September      24.83   September     36.22
October        7.45     October      9.64   October        19.90   October        22.50   October       30.69
November       9.34     November     9.56   November       21.85   November       26.41   November      35.44
December      10.82     December     8.68   December       21.63   December       30.23   December      35.73

The closing price on February 2, 2006 was $35.01.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        4.85     January     10.62   January        14.57   January        36.89   January       52.24     January    48.42
February       5.44     February    13.15   February       16.42   February       40.35   February      55.00
March          7.19     March       13.30   March          17.28   March          43.15   March         51.00
April          9.25     April       15.22   April          19.90   April          35.97   April         50.77
May            8.50     May         16.00   May            28.98   May            35.30   May           62.10
June           7.26     June        17.94   June           29.48   June           34.71   June          65.20
July           7.38     July        14.27   July           24.68   July           31.03   July          70.68
August         7.10     August      15.56   August         30.84   August         34.42   August        60.15
September      5.77     September   16.90   September      32.19   September      40.10   September     51.20
October        5.85     October     18.91   October        40.64   October        37.54   October       44.99
November       6.91     November    16.70   November       46.13   November       40.27   November      49.84
December      10.64     December    15.85   December       43.53   December       49.52   December      49.64

The closing price on February 2, 2006 was $47.15.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations throughout the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       16.01     January     21.53   January        22.36   January        33.77   January       54.33     January    76.20
February      13.98     February    21.83   February       23.45   February       36.18   February      62.40
March         16.32     March       21.70   March          22.73   March          40.40   March         58.73
April         15.11     April       24.93   April          24.64   April          34.47   April         57.00
May           12.71     May         25.77   May            31.25   May            32.94   May           67.54
June          15.09     June        25.76   June           30.99   June           34.32   June          76.23
July          16.30     July        23.11   July           28.31   July           32.03   July          81.91
August        16.19     August      23.98   August         28.61   August         34.39   August        74.20
September     14.21     September   24.42   September      29.83   September      42.25   September     73.20
October       14.78     October     23.60   October        34.25   October        41.13   October       64.35
November      16.81     November    22.35   November       34.44   November       43.95   November      69.77
December      20.05     December    21.43   December       36.26   December       52.20   December      72.66

The closing price on February 2, 2006 was $71.94.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       16.74     January     25.22   January        24.50   January        44.10   January       56.47     January    62.56
February      16.15     February    25.12   February       24.56   February       49.45   February      60.82
March         18.13     March       24.00   March          24.36   March          54.03   March         56.68
April         19.91     April       25.27   April          27.12   April          46.85   April         51.47
May           16.83     May         24.89   May            33.53   May            45.90   May           58.01
June          18.97     June        27.84   June           35.75   June           44.72   June          63.45
July          20.88     July        23.09   July           32.60   July           42.68   July          67.27
August        20.27     August      24.02   August         33.63   August         45.80   August        62.10
September     16.40     September   25.38   September      38.90   September      47.60   September     59.76
October       16.50     October     25.10   October        45.93   October        44.98   October       55.58
November      16.92     November    24.12   November       48.95   November       44.93   November      57.68
December      21.30     December    23.47   December       48.00   December       56.68   December      61.02

The closing price on February 2, 2006 was $60.38.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       24.00     January     26.76   January        18.19   January        26.66   January       36.80     January    29.65
February      23.37     February    28.07   February       18.38   February       28.04   February      33.72
March         24.14     March       27.45   March          18.62   March          30.44   March         34.67
April         23.00     April       28.10   April          21.07   April          28.01   April         31.49
May           23.36     May         26.66   May            24.60   May            28.95   May           32.02
June          24.96     June        27.11   June           23.85   June           31.18   June          31.76
July          25.21     July        24.20   July           24.37   July           30.24   July          33.91
August        25.82     August      24.16   August         24.79   August         32.13   August        30.68
September     20.44     September   19.55   September      24.48   September      34.53   September     30.68
October       19.83     October     20.56   October        27.50   October        34.26   October       28.50
November      20.93     November    20.17   November       27.20   November       35.27   November      29.77
December      24.50     December    21.05   December       27.41   December       36.53   December      30.19

The closing price on February 2, 2006 was $29.43.

                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "MDC". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       18.13     January     25.51   January        25.11   January        43.81   January       72.80     January    63.45
February      20.66     February    27.90   February       23.87   February       49.25   February      79.62
March         22.74     March       27.46   March          24.40   March          54.15   March         69.65
April         24.86     April       32.10   April          29.31   April          47.53   April         65.38
May           18.22     May         28.30   May            34.82   May            49.48   May           72.21
June          20.46     June        33.06   June           33.76   June           48.93   June          82.25
July          24.24     July        26.45   July           34.80   July           51.65   July          85.42
August        17.63     August      25.56   August         35.73   August         52.96   August        76.38
September     16.02     September   22.44   September      37.76   September      56.23   September     78.89
October       15.41     October     23.87   October        47.08   October        59.04   October       68.60
November      20.68     November    22.70   November       48.50   November       58.23   November      68.13
December      24.02     December    24.32   December       45.10   December       66.49   December      61.98

The closing price on February 2, 2006 was $61.22.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              MERITAGE HOMES CORP.

Meritage Homes Corp. ("Meritage Homes") designs and builds a broad range of single-family homes in Texas, Arizona, California, Nevada, Colorado and Florida. Meritage Homes' headquarters are located in Scottsdale, Arizona, and its $0.01 par value common shares are traded on the New York Stock Exchange under the symbol "MTH". Information filed with the SEC by Meritage Homes under the Exchange Act can be located with reference to its SEC file number: 1-9977.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        9.12     January     14.34   January        16.45   January        32.45   January       64.65     January    60.50
February       7.94     February    15.68   February       15.80   February       37.04   February      73.23
March          7.38     March       15.98   March          16.77   March          37.13   March         58.92
April         10.20     April       22.40   April          19.08   April          33.93   April         63.29
May           10.68     May         21.20   May            23.59   May            34.10   May           72.72
June          11.50     June        22.83   June           24.63   June           34.40   June          79.50
July          14.44     July        16.39   July           22.19   July           30.95   July          92.95
August        12.38     August      17.96   August         22.48   August         33.41   August        78.29
September      9.25     September   17.73   September      23.63   September      39.30   September     76.66
October       11.03     October     20.00   October        29.55   October        44.35   October       62.27
November      11.17     November    16.55   November       31.58   November       46.80   November      66.47
December      12.83     December    16.83   December       33.16   December       56.35   December      62.92

The closing price on February 2, 2006 was $58.76.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       28.25     January     35.28   January        28.75   January        38.62   January       39.77     January    43.23
February      28.01     February    35.43   February       27.10   February       39.60   February      40.25
March         32.49     March       37.88   March          25.55   March          37.36   March         38.01
April         32.15     April       40.56   April          30.82   April          43.03   April         35.16
May           34.90     May         42.80   May            30.66   May            43.17   May           37.80
June          36.33     June        38.20   June           26.84   June           43.52   June          38.98
July          34.50     July        35.52   July           33.13   July           41.23   July          40.95
August        32.60     August      33.90   August         35.38   August         41.53   August        40.46
September     31.20     September   27.21   September      33.75   September      40.58   September     39.87
October       27.73     October     29.80   October        38.23   October        38.82   October       39.88
November      31.58     November    32.59   November       37.23   November       41.18   November      40.60
December      33.51     December    30.04   December       37.23   December       41.75   December      41.07

The closing price on February 2, 2006 was $42.55.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        8.63     January     11.79   January        12.50   January        21.57   January       33.04     January    39.90
February       8.59     February    12.99   February       12.71   February       26.38   February      39.01
March         10.10     March       11.96   March          12.54   March          27.80   March         36.82
April         11.70     April       13.30   April          14.50   April          24.59   April         35.73
May           10.10     May         13.56   May            16.40   May            26.38   May           38.23
June          10.66     June        14.37   June           15.42   June           26.02   June          42.13
July          10.38     July        11.98   July           15.28   July           27.32   July          46.81
August         9.46     August      11.94   August         16.64   August         29.48   August        43.10
September      7.66     September   10.66   September      17.00   September      30.69   September     42.92
October        8.13     October     11.48   October        21.63   October        27.44   October       37.79
November       9.81     November    11.74   November       23.89   November       27.63   November      41.63
December      11.17     December    11.97   December       23.41   December       31.90   December      39.36

The closing price on February 2, 2006 was $37.51.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       31.07     January     44.90   January        36.90   January        46.56   January       47.94     January    57.23
February      30.93     February    46.67   February       34.87   February       43.70   February      48.33
March         33.88     March       49.08   March          33.38   March          42.60   March         47.74
April         38.75     April       51.90   April          39.70   April          46.51   April         44.43
May           42.45     May         54.30   May            40.27   May            46.00   May           45.88
June          40.45     June        48.85   June           36.65   June           47.90   June          47.22
July          40.02     July        45.80   July           46.81   July           46.02   July          51.58
August        40.11     August      43.46   August         47.59   August         44.30   August        51.18
September     38.50     September   32.66   September      44.40   September      46.23   September     53.10
October       33.87     October     35.27   October        52.90   October        47.93   October       52.10
November      38.30     November    40.50   November       49.35   November       51.25   November      56.56
December      42.95     December    37.15   December       48.75   December       53.24   December      58.59

The closing price on February 2, 2006 was $55.95.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL".

Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       11.52     January     19.58   January        19.82   January        38.13   January       64.87     January    72.36
February      10.07     February    22.33   February       20.65   February       42.86   February      69.55
March         10.38     March       22.55   March          21.60   March          44.42   March         62.02
April         11.88     April       27.50   April          27.12   April          39.48   April         61.40
May           11.33     May         27.00   May            32.55   May            39.80   May           68.50
June          12.65     June        24.88   June           34.70   June           39.10   June          75.87
July          15.62     July        20.45   July           32.45   July           38.71   July          80.80
August        13.45     August      21.33   August         33.58   August         44.08   August        72.36
September     11.92     September   18.59   September      36.56   September      46.33   September     68.42
October       13.38     October     20.80   October        44.45   October        47.70   October       67.30
November      15.01     November    18.76   November       46.08   November       50.68   November      71.54
December      18.30     December    16.68   December       44.32   December       57.54   December      72.13

The closing price on February 2, 2006 was $68.78.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") is a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       14.08     January     13.19   January        12.63   January        23.35   January       33.27     January    38.90
February      12.00     February    14.29   February       12.89   February       26.16   February      40.00
March         10.55     March       14.05   March          12.76   March          30.00   March         36.10
April         10.20     April       16.79   April          15.13   April          25.22   April         35.81
May            9.23     May         16.50   May            17.19   May            25.48   May           40.06
June          11.58     June        17.54   June           16.58   June           24.65   June          43.98
July          11.78     July        13.13   July           17.00   July           23.21   July          47.70
August        11.74     August      13.18   August         17.77   August         25.24   August        43.93
September      9.76     September   11.69   September      18.95   September      28.19   September     41.51
October        9.13     October     12.14   October        23.93   October        28.08   October       38.58
November      10.60     November    12.75   November       24.97   November       28.01   November      37.69
December      12.16     December    12.38   December       24.28   December       32.07   December      36.80

The closing price on February 2, 2006 was $38.14.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January       25.50     January     27.68   January        21.61   January        29.53   January       31.80     January    46.90
February      23.80     February    27.85   February       20.95   February       32.58   February      40.10
March         22.13     March       28.36   March          18.70   March          31.67   March         36.28
April         25.50     April       26.47   April          22.65   April          30.89   April         33.75
May           26.56     May         27.84   May            23.32   May            32.66   May           35.72
June          26.65     June        28.93   June           21.46   June           34.63   June          37.15
July          31.03     July        26.85   July           23.20   July           34.13   July          39.79
August        29.18     August      25.58   August         24.89   August         34.14   August        38.49
September     23.75     September   19.32   September      24.28   September      33.58   September     40.85
October       25.00     October     20.51   October        27.02   October        29.56   October       36.83
November      28.57     November    24.53   November       28.27   November       29.80   November      41.87
December      28.37     December    22.41   December       31.34   December       34.20   December      44.85

The closing price on February 2, 2006 was $46.68.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE     2006       PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----     ----       -----
January        8.70     January     11.40   January        10.06   January        19.56   January       39.04     January    34.00
February       8.94     February    12.26   February        9.69   February       21.95   February      44.03
March          9.63     March       12.46   March           9.65   March          22.72   March         39.43
April          8.88     April       14.88   April          11.63   April          19.79   April         37.90
May            8.16     May         14.75   May            14.52   May            20.46   May           46.30
June           9.83     June        14.65   June           14.16   June           21.16   June          50.78
July           9.88     July        11.43   July           13.25   July           19.87   July          55.42
August         9.20     August      12.50   August         14.86   August         22.20   August        48.05
September      7.42     September   10.87   September      15.21   September      23.17   September     44.67
October        7.79     October     10.24   October        18.42   October        23.18   October       36.91
November       9.06     November    10.49   November       20.71   November       25.69   November      34.40
December      10.98     December    10.10   December       19.88   December       34.31   December      34.64

The closing price on February 2, 2006 was $31.81.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE       2006     PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----       ----     -----
January       45.48     January     46.40   January        34.05   January        47.70   January       56.48     January    71.88
February      42.33     February    48.33   February       31.70   February       47.30   February      57.86
March         46.83     March       47.54   March          30.23   March          47.44   March         56.83
April         46.23     April       46.02   April          34.97   April          46.24   April         53.04
May           54.08     May         47.83   May            36.64   May            44.76   May           59.93
June          53.75     June        43.80   June           37.07   June           47.55   June          64.99
July          49.05     July        40.44   July           40.22   July           47.62   July          70.24
August        48.01     August      39.02   August         41.41   August         47.67   August        71.85
September     43.20     September   36.16   September      39.91   September      50.95   September     74.21
October       41.57     October     33.56   October        44.31   October        49.78   October       65.00
November      46.25     November    37.74   November       44.47   November       51.85   November      66.70
December      47.94     December    37.50   December       47.57   December       54.61   December      67.75

The closing price on February 2, 2006 was $76.27.

                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.

             CLOSING               CLOSING                CLOSING                CLOSING               CLOSING              CLOSING
 2001         PRICE      2002       PRICE   2003           PRICE   2004           PRICE    2005         PRICE       2006     PRICE
 ----         -----      ----       -----   ----           -----   ----           -----    ----         -----       ----     -----
January       52.50     January     58.32   January        48.05   January        61.46   January       62.40     January    69.76
February      53.74     February    61.82   February       49.85   February       65.25   February      66.93
March         50.79     March       62.86   March          47.83   March          65.50   March         68.50
April         56.53     April       59.61   April          49.59   April          59.20   April         68.61
May           57.21     May         65.50   May            50.38   May            60.48   May           64.15
June          54.97     June        63.85   June           54.00   June           63.12   June          63.65
July          59.73     July        58.75   July           56.29   July           62.00   July          68.98
August        56.75     August      54.51   August         59.50   August         62.51   August        65.02
September     48.71     September   43.77   September      58.45   September      66.48   September     68.75
October       49.91     October     45.30   October        60.23   October        62.64   October       63.34
November      52.85     November    52.60   November       57.00   November       66.00   November      66.31
December      54.08     December    49.21   December       64.00   December       67.22   December      66.34

The closing price on February 2, 2006 was $67.25.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------


LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

--------------------------------------------------------------------------------


Valuation of the Notes

UPON A CALL. If the Notes are called you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 X (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 19.0% and 21.0% per annum, to be determined on the Trade Date:

                                      CALLED RETURN              CALL PRICE
        OBSERVATION DATE       (ASSUMING 20.0% PER ANNUM)       (PER $10.00)
       -----------------------------------------------------------------------
       February 28, 2007                  20.0%                   $12.000
       February 29, 2008                  40.0%                   $14.000

AT MATURITY. If the Notes are not called, you will receive a negative return on your investment consisting of a cash payment at maturity based on the Index Return. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 50% of your principal amount. For a description of how your payment at maturity will be calculated, see "How to determine the return on the Notes" on page S-4 and "Specific Terms of the Notes--Payment upon a Call or at Maturity" on page S-26.

PRIOR TO CALL OR MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-6 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT UPON A CALL OR AT MATURITY

If the Notes are called prior to maturity:

The Notes will be called if the closing level of the Index is below the Index Starting Level on an Observation Date. If we call the Notes you will receive the Call Price for the applicable Observation Date. The Call Price is equal to $10 X (1 + Called Return) for each $10 principal amount of the Notes. The Called Return will be a simple return of between 19.0% and 21.0% per annum, to be determined on the Trade Date:

                                    CALLED RETURN             CALL PRICE
      OBSERVATION DATE       (ASSUMING 20.0% PER ANNUM)      (PER $10.00)
     ----------------------------------------------------------------------
     February 28, 2007                  20.0%                  $12.000
     February 29, 2008                  40.0%                  $14.000

--------------------------------------------------------------------------------


Specific Terms of the Notes

If the Notes are NOT called prior to maturity:

At maturity, you will receive a negative return on your investment consisting of a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                     Index ending level - Index starting level
      Index Return = -----------------------------------------
                               Index starting level

where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

See "How to determine the return on the Notes" on page S-4.

CALL SETTLEMENT DATE

If the Notes are called on the first Observation Date, the call settlement date will be on or about March 7, 2007, unless that day is not a business day, in which case the call settlement date will be the next following business day. If the fifth business day before this applicable day does not qualify as the first Observation Date as determined in accordance with "--Observation Dates" below, then the call settlement date will be the fifth business day following such first Observation Date. If the Notes are called on the final Observation Date (the final valuation date), the call settlement date will be the maturity date. The calculation agent may postpone an Observation Date--and therefore a call settlement date--if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under "--Market Disruption Event" below.

OBSERVATION DATES

The Observation Dates will be each of February 28, 2007 and February 29, 2008 (the final valuation date), unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected Observation Date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an Observation Date for the Notes be postponed by more than ten business days.

MATURITY DATE

If not previously called, the Notes will mature on or about March 7, 2008, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


FINAL VALUATION DATE

If not previously called, the final valuation date will be February 29, 2008 (the same date as the final Observation Date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index closing level on each Observation Date and the Index ending level on the final valuation date. As described above, either Observation Date and the final valuation date may be postponed, and thus the determination of the Index closing level and the Index ending level may be postponed if the calculation agent determines that, on an Observation Date or on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index closing level or the Index ending level be postponed by more than ten business days.

If the determination of the Index closing level or the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index closing level or the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index closing level or the Index ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-32.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

SPECIFIC TERMS OF THE NOTES

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, the Index starting level, the Index level on each Observation Date, the Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, the Index starting level, the Index level on each Observation Date, the Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index level used to determine whether the Notes must be called on either Observation Date and the Index Return used to determine the amount payable on the maturity date are equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, the Index starting level, the Index level on each Observation Date, the Index

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------


ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes upon a call or at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the level of the Index on each Observation Date, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-6 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2005 (UNAUDITED)                               CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   268,298   207,286
                                                               -------   -------
  Total Debt ...............................................   268,298   207,286
Minority Interest(2) .......................................     7,556     5,838
Shareholders' Equity .......................................    39,019    30,146
                                                               -------   -------
Total capitalization .......................................   314,873   243,269
                                                               =======   =======

------------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.77259.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid derivative contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale, call or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, call or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption, call or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------


premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the call or maturity of the Notes should be treated as ordinary gain or loss. It is also possible that the Internal Revenue Service could assert that you should be required to accrue interest with respect to the 50% of your investment that you are guaranteed to receive upon a call or maturity. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...............     S-1
Risk Factors ................................     S-6
The PHLX Housing Sector(SM) Index ...........    S-11
Valuation of the Notes ......................    S-25
Specific Terms of the Notes .................    S-26
Use of Proceeds and Hedging .................    S-32
Capitalization of UBS .......................    S-33
Supplemental Tax Considerations .............    S-34
ERISA Considerations ........................    S-36
Supplemental Plan of Distribution ...........    S-37

PROSPECTUS

Introduction ................................       3
Cautionary Note Regarding Forward-
  Looking Information .......................       5
Incorporation of Information About
  UBS AG ....................................       7
Where You Can Find More Information .........       7
Presentation of Financial Information .......       8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others .....................       9
Capitalization of UBS .......................       9
UBS .........................................      10
Use of Proceeds .............................      12
Description of Debt Securities We May
  Offer .....................................      13
Description of Warrants We May Offer ........      35
Legal Ownership and Book-Entry
  Issuance ..................................      52
Considerations Relating to Indexed
  Securities ................................      57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency .............      60
U.S. Tax Considerations .....................      63
Tax Considerations Under the Laws of
  Switzerland ...............................      74
ERISA Considerations ........................      76
Plan of Distribution ........................      77
Validity of the Securities ..................      80
Experts .....................................      80


[UBS LOGO]


Bearish
Callable
Notes


UBS AG $__ Notes
LINKED TO THE
PHLX HOUSING Sector(SM) Index
DUE ON OR ABOUT MARCH 7, 2008






PROSPECTUS SUPPLEMENT


FEBRUARY __, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2003)













UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.